UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2009

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The disclosure provided in Item 2.03 below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On April 3, 2009, our subsidiary ICO North America, Inc. (“ICO North America”) entered into a Forbearance Agreement (“Forbearance Agreement”) among the Subsidiary Guarantors named therein, Jefferies Finance LLC, as lead arranger, book manager, documentation agent, syndication agent and administrative agent (“Agent”), and certain senior lenders under the Amended and Restated Revolving Credit Agreement dated April 7, 2008, (“Credit Agreement”).  Pursuant to the Forbearance Agreement, the Agent and the senior lenders have agreed to temporarily forbear from exercising rights and remedies against ICO North America and the Subsidiary Guarantors with respect to specified defaults under the Credit Agreement arising from the fact that the 2008 financials for ICO North America are accompanied by a “going concern” opinion from ICO North America’s auditors.

The Forbearance Agreement is effective until the earlier of May 1, 2009 (the maturity date for the Credit Agreement) or a Termination Event, as defined under the Forbearance Agreement.  ICO North America must meet a number of closing conditions for the continued effectiveness of the Forbearance Agreement, including providing the signature of the collateral trust agent within five business days.  In consideration for the Forbearance Agreement, ICO North America is paying a fee equal to 0.75% of the Existing Principal and, notwithstanding the temporary forbearance of the senior lenders, the default interest rate provided under the Credit Agreement will be paid at 14.5%.

The Forbearance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description above is qualified in its entirety by reference to the Forbearance Agreement.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNo.	Description

10.1	Forbearance Agreement dated April 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ John L. Flynn
April 7, 2009		John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit

10.1	Forbearance Agreement dated April 3, 2009